FOR IMMEDIATE RELEASE
Contact: Andrew Gordon, President & CEO
Telephone: (718) 832-0800

Coffee Holding Co., Inc. Reports Third Quarter and Nine Month Earnings

BROOKLYN, New York -September 13, 2007. Coffee Holding Co., Inc. (AMEX:JVA) today announced its operating results for the three and nine months ended July 31, 2007. In this release, the Company:

•	Reports sales growth of 17.8% for the quarter and 8.2% for the nine month period;

•	Reports increases in net income of $191,206 for the quarter and $604,394 for the nine month period; and

•
Reports net income of $0.07 per share for the 2007 quarter compared to $0.03 per share for the 2006 quarter and $0.18 per share for the nine months ended July 31, 2007 compared to $0.08 per share for the nine months ended July 31, 2006.

Net income equaled $370,656, or $0.07 per share (basic and diluted), for the three months ended July 31, 2007 compared to net income of $179,450, or $0.03 per share (basic and diluted), for the three months ended July 31, 2006. The increase compared to the three month period ended July 31, 2006 primarily reflects decreased operating expenses and increased other income, while gross profit remained relatively constant. Net income equaled $1,019,248, or $0.18 per share (basic and diluted), for the nine months ended July 31, 2007 compared to net income of $414,854, or $0.08 per share (basic and diluted), for the nine months ended July 31, 2006. The increase compared to the nine month period ended July 31, 2006 primarily reflects increased gross profit and was partially offset by increased operating expenses and other expense.

Net sales totaled $13,964,807 for the three months ended July 31, 2007, an increase of $2,106,226 or 17.8% from $11,858,581 for the three months ended July 31, 2006. Net sales totaled $40,794,292 for the nine months ended July 31, 2007, an increase of $3,079,938 or 8.2% from $37,714,354 for the nine months ended July 31, 2006. The increase in net sales reflects higher sales of green coffee and private label coffee compared to both the three and nine months ended July 31, 2006.

“We are positive about our results as we continue to build upon the momentum established during the second half of 2006 and the first half of our fiscal 2007,” said Andrew Gordon, President and Chief Executive Officer. “Historically, the third quarter is our slowest period as coffee consumption dips slightly during the summer months. Yet, it appears that much of the past seasonality of our business has ended. With the Entenmann’s business scheduled to roll out later this year and the recent hiring of a West Coast Green Coffee Sales Department in late August, we believe that the next several months will be a busy and exciting time for our company.”

About Coffee Holding

Coffee Holding is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company’s private label and branded coffee products are sold through the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi unit retail customers.

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
JULY 31, 2007 AND OCTOBER 31, 2006

	July 31, 2007	October 31, 2006
	(unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$2,098,689	$1,112,165
Commodities held at broker	3,783,683	4,330,489
Accounts receivable, net of allowance for doubtful accounts of $420,349 for 2007 and 2006	5,277,593	6,534,848
Inventories	3,882,301	2,899,543
Prepaid expenses and other current assets	352,870	328,544
Prepaid and refundable taxes	32,411	302,003
Deferred income tax assets	459,000	221,000
TOTAL CURRENT ASSETS	15,886,547	15,728,592

Property and equipment, at cost, net of accumulated depreciation of $4,424,306 and $4,159,274 for 2007 and 2006, respectively	2,397,680	2,138,951
Investment in joint venture	284,458	408,798
Due from joint venture, less reserve of $242,000 for 2007	220,030	73,658
Deposits and other assets	499,860	631,859
TOTAL ASSETS	$19,288,575	$18,981,858

- LIABILITIES AND STOCKHOLDERS' EQUITY -
CURRENT LIABILITIES:
Line of credit borrowings	$2,674,490	$2,542,881
Accounts payable and accrued expenses	3,923,093	4,828,689
Income taxes payable	27,756	-
TOTAL CURRENT LIABILITIES	6,625,339	7,371,570

Deferred income tax liabilities	13,700	12,300
Deferred compensation payable	351,332	256,284
TOTAL LIABILITIES	6,990,371	7,640,154

MINORITY INTEREST	-	-

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; none issued	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 5,529,830 shares issued for 2007 and 5,529,830 shares issued and outstanding for 2006	5,530	5,530
Additional paid-in capital	7,327,023	7,327,023
Retained earnings	5,028,399	4,009,151
Less treasury stock, 12,000 shares, at cost in 2007	(62,748)	-
TOTAL STOCKHOLDERS' EQUITY	12,298,204	11,341,704
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,288,575	$18,981,858

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
NINE AND THREE MONTHS ENDED JULY 31, 2007 AND 2006
(Unaudited)

	Nine Months Ended July 31,		Three Months Ended July 31,

	2007	2006	2007	2006
NET SALES	$40,794,292	$37,714,354	$13,964,807	$11,858,581

COST OF SALES	34,581,004	32,584,566	12,027,277	9,916,930

GROSS PROFIT	6,213,288	5,129,788	1,937,530	1,941,651

OPERATING EXPENSES:
Selling and administrative	4,239,451	3,916,707	1,360,846	1,414,412
Writedown of amount due from joint venture	242,000	-	-	-
Bad debt expense	31,195	5,421	-	5,421
Officers’ salaries	384,302	408,155	149,853	135,975
TOTALS	4,896,948	4,330,283	1,510,699	1,555,808

INCOME FROM OPERATIONS	1,380,124	799,505	426,831	385,843

OTHER INCOME (EXPENSE)
Interest income	102,226	90,907	35,650	33,618
Equity in (loss) income of joint venture	(91,340)	(74,611)	2,600	(69,289)
Writedown of investment in joint venture	(33,000)	-	-	-
Management fee income	12,026	-	-	-
Interest expense	(87,530)	(80,951)	(31,124)	(42,726)
	(97,618)	(64,655)	7,126	(78,397)

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST IN SUBSIDIARY	1,218,722	734,850	433,957	307,446

Provision for income taxes	(198,493)	(319,996)	(58,443)	(127,996)

INCOME BEFORE MINORITY INTEREST	1,020,229	414,854	375,514	179,450

Minority interest in subsidiary	(981)	-	(4,858)	-

NET INCOME	$1,019,248	$414,854	$370,656	$179,450

Basic and diluted earnings per share	$.18	$.08	$.07	$.03

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED JULY 31, 2007 AND 2006
(Unaudited)

	2007	2006
OPERATING ACTIVITIES:
Net income	$1,019,248	$414,854
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	272,058	328,962
Bad debts	31,195	5,421
Writedown of amount due from joint venture	242,000	-
Loss from joint venture	91,340	74,611
Writedown of investment in joint venture	33,000	-
Deferred income taxes	(236,600)	46,100
Impairment loss	31,892	-
Changes in operating assets and liabilities:
Commodities held at broker	546,805	(176,480)
Accounts receivable	984,060	86,222
Inventories	1,226,060	281,694
Prepaid expenses and other current assets	(24,326)	(284,662)
Prepaid and refundable income taxes	269,592	-
Accounts payable and accrued expenses	(905,595)	194,252
Due from joint venture	(388,372)	-
Deposits and other assets	(196,389)	(99,479)
Income taxes payable	27,756	(218,864)
Deferred compensation payable	95,048	-
Net cash provided by operating activities	1,151,954	652,631

INVESTING ACTIVITIES:
Purchases of property and equipment	(234,291)	(157,641)
Investment in joint venture	-	(689,005)
Net cash used in investing activities	(234,291)	(846,646)

FINANCING ACTIVITIES:
Advances under bank line of credit	36,771,879	31,322,458
Principal payments under bank line of credit	(36,640,270)	(28,823,076)
Purchase of treasury stock	(62,748)	-
Principal payments of obligations under capital leases	-	(1,329)
Net cash provided by financing activities	68,861	2,498,053

NET INCREASE IN CASH	986,524	2,304,038

Cash, beginning of year	1,112,165	735,468

CASH, END OF PERIOD	$2,098,689	$3,039,506

SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$35,530	$36,034
Income taxes paid	$132,506	$269,784

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
The Company utilized its deposit for the purchase of machinery and equipment	$328,388	$-